Exhibit 99.1

Strong Global Entertainment, Inc. – Fiscal Year 2023	Page 1 of 7
Fourth Quarter 2023 Results

Strong Global Entertainment Reports Fourth Quarter and Full Year 2023 Operating Results

Charlotte, N.C., – March 29, 2024 – Strong Global Entertainment, Inc. (NYSE American: SGE) (the “Company” or “Strong Global Entertainment”) today announced operating results for the fourth quarter and full year ended December 31, 2023.

Operational Highlights - Fourth Quarter and Full Year 2023

●	Revenue increased 9.4% to $42.6 million for the year and decreased 2.1% to $10.3 million for the quarter.

○	Upgrades to laser projection continue to drive customer demand.

○	Services revenue grew 26.6% during the fourth quarter of 2023, and 34.0% for the full year, with increased market share, new service offerings, and contribution from the Innovative Cinema Solutions (“ICS”) acquisition adding to revenues in late 2023.

○	Screen systems revenue increased 5.3% during the fourth quarter of 2023, and grew 7.2% for the full year, largely related to marketplace momentum around laser screen replacements and expansion into Europe. This growth was partially offset by the timing of immersive screen projects.

●	The Company expanded its installation, project management, content delivery and other service offerings to address customer demand and expand market share.

●	Strengthened European presence with quick ship programs and local finishing operations.

●	Expanded immersive product solutions and installed the Company’s first Seismos immersive flooring project.

●	Completed the acquisition of certain assets of Innovative Cinema Solutions LLC (“ICS”), adding additional scale to the Strong Technical Services operations during the fourth quarter.

Mark Roberson, Chief Executive Officer, commented, “We delivered solid results for full year 2023, achieving revenue growth and improved gross margins as demand for laser projection and customer upgrade initiatives increased as the year progressed. The Company also completed the acquisition of ICS assets in the fourth quarter, increasing the scale and scope of our services business. As part of our annual planning process, we evaluated the performance of all our lines of business and initiated a plan to exit the content business, as we strategically focus the Company’s resources on driving cash flow from our core entertainment products and services lines.”

Select Financial Highlights

●	Revenue increased 9.4% to $42.6 million in 2023 from $39.0 million in 2022 due to increased sales of projection screens and equipment, as well as increased demand for installation and maintenance services. For the fourth quarter, total revenue decreased despite growth in both services and projection screens due to the timing of a large distribution sale in the prior year. The increase in demand from cinema customers was due to a combination of increased sales efforts, expanded market share and a rebound in the rate of investment by exhibitors for the upgrade of their auditoriums, particularly related to the pace of laser projection upgrades. Strong Global Entertainment expects the upgrade activity to be a multi-year catalyst in the industry.

Strong Global Entertainment, Inc. – Fiscal Year 2023	Page 2 of 7
Fourth Quarter 2023 Results

●	Gross profit increased to $10.6 million or 24.8% of revenues in 2023 compared to $9.5 million or 24.3% in 2022. The increase resulted primarily from increased demand for large format projection cinema screens and installation and maintenance services.

●	Income from operations was $0.6 million in 2023 compared to $2.4 million during 2022. As increased gross profit was offset by higher selling, general and administrative expenses, including costs of operating as a stand-alone public company.

●	Net income from continuing operations was $3.0 million as compared to $2.3 million in 2023.

●	Adjusted EBITDA decreased to $2.6 million as compared to $3.2 million in the prior year, as increased profitability from products and services from continuing operations was offset by the increased general and administrative costs primarily related to expenses associated with operating as a stand-alone public company.

About Strong Global Entertainment, Inc.

Strong Global Entertainment, Inc. a majority owned subsidiary of Fundamental Global Inc (NASDAQ: FGF) is a leader in the entertainment industry, providing mission critical products and services to cinema exhibitors and entertainment venues for over 90 years. The Company manufactures and distributes premium large format projection screens, provides comprehensive managed services, technical support and related products and services primarily to cinema exhibitors, theme parks, educational institutions, and similar venues. In addition to traditional projection screens, the Company manufactures and distributes its Eclipse curvilinear screens, which are specially designed for theme parks, immersive exhibitions, as well as simulation applications. It also provides maintenance, repair, installation, network support services and other services to cinema operators, primarily in the United States.

About Fundamental Global Inc.

Fundamental Global Inc. (Nasdaq: FGF, FGFPP) and its subsidiaries engage in diverse business activities including reinsurance, asset management, merchant banking, manufacturing and managed services.

The FG® logo and Fundamental Global® are registered trademarks of Fundamental Global LLC.

Use of Non-GAAP Measures

Strong Global Entertainment, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly used EBITDA (“EBITDA”). Adjusted EBITDA both adjusts net income (loss) to exclude income taxes, interest, and depreciation and amortization, and excludes share-based compensation, impairment charges, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries, and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted results EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

Strong Global Entertainment, Inc. – Fiscal Year 2023	Page 3 of 7
Fourth Quarter 2023 Results

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

Forward-Looking Statements

In addition to the historical information included herein, this press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Relations Contacts:

Mark Roberson

Strong Global Entertainment, Inc. - Chief Executive Officer

(704) 471-6784

IR@strong-entertainment.com

Strong Global Entertainment, Inc. – Fiscal Year 2023	Page 4 of 7
Fourth Quarter 2023 Results

Strong Global Entertainment, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$5,470	$3,615
Accounts receivable, net	6,476	6,148
Inventories, net	4,079	3,389
Assets of discontinued operations	940	3,167
Other current assets	1,062	2,881
Total current assets	18,027	19,200
Property, plant and equipment, net	1,592	4,607
Operating lease right-of-use assets	4,793	237
Finance lease right-of-use asset	1,201	606
Film and television programming rights, net	-	-
Goodwill	903	882
Other long-term assets	10	6
Total assets	$26,526	$25,538

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,544	$4,102
Accrued expenses	3,112	2,685
Payable to FG Group Holdings Inc.	129	1,861
Short-term debt	2,456	2,510
Current portion of long-term debt	270	36
Current portion of operating lease obligations	397	64
Current portion of finance lease obligations	253	105
Deferred revenue and customer deposits	1,318	1,769
Liabilities of discontinued operations	1,392	1,805
Total current liabilities	12,871	14,937
Operating lease obligations, net of current portion	4,460	234
Finance lease obligations, net of current portion	971	502
Long-term debt, net of current portion	301	126
Deferred income taxes	125	529
Other long-term liabilities	4	6
Total liabilities	18,732	16,334

Commitments, contingencies and concentrations

Equity:
Preferred shares	-	-
Class A common stock	-	-
Class B common stock	-	-
Additional paid-in-capital	15,740	-
Accumulated deficit	(2,712)	-
Accumulated other comprehensive loss	(5,234)	(5,024)
Net parent investment	-	14,228
Total equity	7,794	9,204
Total liabilities and equity	$26,526	$25,538

Strong Global Entertainment, Inc. – Fiscal Year 2023	Page 5 of 7
Fourth Quarter 2023 Results

Strong Global Entertainment, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net product sales	$7,167	$8,043	$30,776	$30,119
Net service revenues	3,119	2,463	11,840	8,834
Total net revenues	10,286	10,506	42,616	38,953
Total cost of products	5,292	5,812	22,871	22,729
Total cost of services	2,373	1,907	9,168	6,762
Total cost of revenues	7,665	7,719	32,039	29,491
Gross profit	2,621	2,787	10,577	9,462
Selling and administrative expenses:
Selling	564	538	2,210	2,252
Administrative	1,828	1,143	7,757	4,836
Total selling and administrative expenses	2,392	1,681	9,967	7,088
Income from operations	229	1,106	610	2,374
Other income (expense):
Interest expense, net	(51)	(52)	(256)	(134)
Foreign currency transaction (loss) gain	(222)	(118)	(406)	528
Other income, net	3,463	7	3,479	22
Total other income (expense)	3,190	(163)	2,817	416
Income from continuing operations before income taxes	3,419	943	3,427	2,790
Income tax expense	(126)	(118)	(477)	(535)
Net income from continuing operations	3,293	825	2,950	2,255
Net loss from discontinued operations	(5,198)	(100)	(4,860)	(555)
Net (loss) income	$(1,905)	$725	$(1,910)	$1,700

Basic net (loss) income per share:
Continuing operations	$0.42	$0.14	$0.42	$0.37
Discontinued operations	(0.66)	(0.02)	(0.70)	(0.09)
Basic net (loss) income per share	$(0.24)	$0.12	$(0.28)	$0.28

Diluted net (loss) income per share:
Continuing operations	$0.42	$0.14	$0.42	$0.37
Discontinued operations	(0.66)	(0.02)	(0.69)	(0.09)
Diluted net (loss) income per share	$(0.24)	$0.12	$(0.27)	$0.28

Weighted-average shares used in computing net (loss) income per share:
Basic	7,838	6,000	6,922	6,000
Diluted	7,838	6,000	6,978	6,000

Strong Global Entertainment, Inc. – Fiscal Year 2023	Page 6 of 7
Fourth Quarter 2023 Results

Strong Global Entertainment, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income from continuing operations	$2,950	$2,255
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Recovery of doubtful accounts	(62)	(30)
(Benefit from) provision for obsolete inventory	(35)	49
Provision for warranty	347	299
Depreciation and amortization	596	697
Gain on acquisition of ICS assets	(1,012)	-
Amortization and accretion of operating leases	236	68
Deferred income taxes	(331)	(84)
Stock-based compensation expense	955	123
Changes in operating assets and liabilities:
Accounts receivable	2,150	(1,595)
Inventories	39	(309)
Current income taxes	315	500
Other assets	538	919
Accounts payable and accrued expenses	(2,158)	(373)
Deferred revenue and customer deposits	(797)	(758)
Operating lease obligations	(239)	(69)
Net cash provided by operating activities from continuing operations	3,492	1,692
Net cash used in operating activities from discontinued operations	(1,748)	(1,535)
Net cash provided by operating activities	1,744	157

Cash flows from investing activities:
Capital expenditures	(429)	(253)
Acquisition of ICS assets, net of cash acquired	58	-
Net cash used in investing activities from continuing operations	(371)	(253)
Net cash used in investing activities from discontinued operations	(503)	(459)
Net cash used in investing activities	(874)	(712)

Cash flows from financing activities:
Principal payments on short-term debt	(423)	(305)
Principal payments on long-term debt	(55)	(28)
Borrowings under credit facility	9,604	-
Repayments under credit facility	(7,179)	-
Payments on finance lease obligations	(145)	(28)
Proceeds from initial public offering	2,411	-
Payments of withholding taxes for net share settlement of equity awards	(116)	-
Net cash transferred (to) from parent	(3,045)	(33)
Net cash provided by (used in) financing activities from continuing operations	1,052	(394)
Net cash provided by financing activities from discontinued operations	-	-
Net cash provided by (used in) financing activities	1,052	(394)

Effect of exchange rate changes on cash and cash equivalents	(67)	70
Net increase in cash and cash equivalents from continuing operations	4,106	1,115
Net decrease in cash and cash equivalents from discontinued operations	(2,251)	(1,994)
Net increase (decrease) in cash and cash equivalents	1,855	(879)
Cash and cash equivalents at beginning of year	3,615	4,494
Cash and cash equivalents at end of year	$5,470	$3,615

Strong Global Entertainment, Inc. – Fiscal Year 2023	Page 7 of 7
Fourth Quarter 2023 Results

Strong Global Entertainment, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Net (loss) income	$(1,905)	$725	$(1,910)	$1,700
Net loss from discontinued operations	5,198	100	4,860	555
Net income from continuing operations	3,293	825	2,950	2,255
Interest expense, net	51	52	256	134
Income tax expense	126	118	477	535
Depreciation and amortization	138	176	596	697
EBITDA	3,608	1,171	4,279	3,621
Stock-based compensation expense	65	26	955	123
IPO related expenses	-	-	475	-
Gain on insurance proceeds	(2,485)	-	(2,485)	-
Gain on purchase of ICS, net of acquisition expenses	(1,012)	-	(1,012)	-
Foreign currency transaction loss (gain)	222	118	406	(528)
Severance and other	-	-	7	-
Adjusted EBITDA	$398	$1,315	$2,625	$3,216